Exhibit (j)(i)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information and to the incorporation by reference of our report dated October 30, 2018, in the Registration Statement (Form N-1A) of Direxion Funds for the year ended August 31, 2018, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 195 under the Securities Act of 1933 (Registration No. 333-28697).

/s/ Ernst & Young LLP

Minneapolis, MN

December 21, 2018